EXHIBIT 3.1
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                ARTICLES OF INCORPORATION
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                         OF
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             SIERRA GIGANTE RESOURCES, INC.
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The undersigned proposes to form a corporation under the
laws of the State of Nevada, relating to private corporations, and to that end hereby adopt articles of incorporation as follows:
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                       ARTICLE ONE
                          NAME
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The name of the corporation is SIERRA GIGANTE RESOURCES,
INC.
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                       ARTICLE TWO
                        LOCATION
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The registered office of the corporation is at 318 North
Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.
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                      ARTICLE THREE
                        PURPOSES
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This corporation is authorized to carry on any lawful
business or enterprise.
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                       ARTICLE FOUR
                       CAPITAL STOCK
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The amount of the total authorized capital stock of this
corporation is $25,000 as 25,000,000 shares each with a par value of one mil ($0.001). Such shares are non-assessable.
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                       ARTICLE FIVE
                        DIRECTORS
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The initial governing board of this corporation shall be
styled directors and shall have one member. The name and address of the member of the first board of director is:
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                      Ovidiu Furdui
           318 North Carson Street, Suite 214
                Carson, City, NV 89701
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                       ARTICLE SIX
              ELIMINATING PERSON LIABILITY
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Officers and directors shall have no personal liability to
the corporation or its stockholders for damages for breach
of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of
NRS 78.300.
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                       ARTICLE SEVEN
                       INCORPORATORS
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The name and address of the incorporator is: State Agent
and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.
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                      ARTICLE EIGHT
                   PERIOD OF EXISTENCE
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The period of existence of this corporation shall be
perpetual.
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                      ARTICLE NINE
         AMENDMENT OF ARTICLES OF INCORPORATION
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The articles of incorporation may be amended from time to
time by a majority vote of all shareholders voting by
written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.
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                      ARTICLE TEN
                    VOTING OF SHARES
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In any election participated in by the shareholders, each
shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.
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IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER
SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true, and I have accordingly hereunto set my hand this day, May 21, 1998.
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                              INCORPORATOR
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                              /s/ Kathy C. Mowry
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                              Kathy C. Mowry for
                              State Agent and Transfer
                              Syndicate, Inc.
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STATE OF NEVADA
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COUNTY OF CARSON CITY
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On May 21, 1998, Kathy C. Mowry personally appeared before
me, a notary public, and executed the above instrument.
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                              /s/ John E.Block
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                              SIGNATURE OF NOTARY
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                 CERTIFICATE OF ACCEPTANCE
              OF APPOINTMENT BY RESIDENT AGENT
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State Agent and Transfer Syndicate, Incorporated hereby
certifies that on May 21, 1998, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.
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IN WITNESS WHEREOF, I have hereunto set my hand this May 21,
1998.
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                              /s/ Kathy C. Mowry
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                              Kathy C. Mowry for
                              State Agent and Transfer
                              Syndicate, Inc.
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